EXHIBIT 10.34
TANDY BRANDS ACCESSORIES, INC.
FISCAL 2011 COMPENSATION SUMMARIES
On June 29, 2010 the Company’s Board of Directors, upon the recommendation of the Compensation Committee, approved the following base salaries for fiscal 2011 for certain of the Company’s executive officers.
FISCAL 2011 EXECUTIVE OFFICER COMPENSATION

Executive Officer	Base Salary

N. Roderick McGeachy, III Chairman of the Board,* President and Chief Executive Officer	$345,000

M.C. Mackey Chief Financial Officer, Treasurer and Assistant Secretary	$225,000

Robert J. McCarten Senior Vice President — Sales	$225,000

*	Mr. McGeachy does not receive compensation for serving as a director or Chairman of the Board.
The Board also approved the following compensation for non-employee directors for fiscal 2011.
FISCAL 2011 NON-EMPLOYEE DIRECTOR COMPENSATION

Annual Retainer:	Shares of Restricted Stock:**

Board Member — $50,000	Continuing Board Member — 3,000 shares

Additional Annual Retainers:	New Board Member — 4,060 shares

Lead Independent Director — $10,000	Non-Employee Chairman of the Board — 4,200 shares

Audit Committee Chair — $7,500	One-Time Grant, effective July 1, 2010 — 2,556 shares to each non-employee director

Compensation Committee Chair — $7,500

**	Awards pursuant to the Company’s 2002 Omnibus Plan.